UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 4, 2017

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 East Beltline	49525
Grand Rapids, Michigan	(Zip Code)
(Address of principal executive office)

Registrant’s telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2017, Independent Bank Corporation (“IBCP”) and TCSB Bancorp, Inc. (“TCSB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for a business combination of IBCP and TCSB. The Merger Agreement has been unanimously approved by the boards of directors of IBCP and TCSB.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, TCSB will be merged with and into IBCP, with IBCP as the surviving corporation (the “Merger”).  In addition, IBCP intends to consolidate Traverse City State Bank, TCSB’s wholly-owned subsidiary bank, with and into Independent Bank, IBCP’s wholly-owned subsidiary bank, with Independent Bank as the surviving institution.

Subject to the terms and conditions of the Merger Agreement, each shareholder of TCSB will receive 1.1166 shares of IBCP common stock for each share of TCSB common stock owned by the shareholder. IBCP will pay aggregate Merger consideration of approximately $63.24 million. Options to acquire TCSB common stock issued and outstanding immediately before the effective time of the Merger will be converted into options to acquire IBCP common stock and will become fully vested and exercisable. The Merger consideration is subject to adjustment in certain limited circumstances, as set forth in the Merger Agreement.

The Merger Agreement contains customary representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement, and generally are solely for the benefit of the parties to that agreement.

The Merger Agreement contains customary covenants of TCSB and IBCP including, among others, that TCSB and IBCP conduct their respective businesses in the ordinary course during the period between the date of the Merger Agreement and the effective time of the Merger or earlier termination of the Merger Agreement and, in the case of TCSB, that it not engage in certain kinds of transactions during such period without the prior written consent of IBCP, which may not be unreasonably withheld. Subject to certain terms and conditions, the board of directors of TCSB must recommend approval of the Merger Agreement by TCSB’s shareholders and must solicit proxies in favor of approval of the Merger Agreement from TCSB’s shareholders.

Completion of the Merger is subject to certain closing conditions. These include, among others, receipt of the requisite approval of TCSB’s shareholders, receipt of required regulatory approvals, and the absence of any law or order prohibiting completion of the Merger. The Merger Agreement provides certain termination rights for both IBCP and TCSB and further provides that, upon termination of the Merger Agreement under certain circumstances, TCSB will be obligated to pay IBCP a termination fee of approximately $2.5 million.

The disclosure under this Item 1.01 is qualified in its entirety by reference to the Merger Agreement, which is filed with this report as Exhibit 2.1 and is incorporated in this Item 1.01 by reference.

In connection with the Merger Agreement, each director of TCSB entered into a voting agreement with IBCP in which the director agreed to vote all of his or her shares of TCSB common stock in favor of the Merger Agreement. Each director also entered into a non-competition and non-solicitation agreement with IBCP that prohibits the director from engaging in certain competitive activities for a period of two years after the Merger occurs. This description of these agreements are qualified in its entirety by reference to the actual agreements. A copy of the form of voting agreement is attached as Exhibit 10.1, and a copy of the form of non-competition and non-solicitation agreement is attached as Exhibit 10.2, both of which are incorporated in this Item 1.01 by reference.

Item 7.01 Regulation FD Disclosure.

On December 4, 2017, IBCP issued a press release announcing the execution of the Merger Agreement. A copy of this press release is furnished with this report as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.  IBCP will host a conference call to discuss the Merger on Tuesday, December 5, 2017 at 11 a.m. ET. Anyone interested may access the conference call on a live basis by dialing 1-866-200-8394.  The conference call will be accessible through an audio webcast with user-controlled slides via the following site/URL:  https://services.choruscall.com/links/ibcp171205.html.

A playback of the call can be accessed by dialing 1-877-344-7529 (Conference ID # 10114900). The replay will be available through Dec. 12, 2017.

The information disclosed under this Item 7.01 and Exhibit 99.1 are furnished to, and not filed with, the Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

2.1
Agreement and Plan of Merger, dated December 4, 2017. (The schedules to the Agreement and Plan of Merger have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.)

10.1	Form of Voting Agreement, dated December 4, 2017.

10.2	Form of Non-Competition and Non-Solicitation Agreement, dated December 4, 2017.

99.1	Press Release, dated December 4, 2017. This Exhibit is furnished to, and not filed with, the Commission.

Forward-Looking Statements

This Current Report on Form 8-K, including the press release attached as Exhibit 99.1, may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about IBCP’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements include, but are not limited to, the expected completion of the Merger, the expected completion date, and the financial benefits and other effects of the proposed Merger. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases.

These forward-looking statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual events or results to differ materially from those expressed in the forward-looking statements. They are not guarantees of future results or other events or performance. Factors that may cause actual results or events to be different than the expectations expressed in such forward-looking statements include, but are not limited to, the reaction to the Merger of the companies’ customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the Merger might not be realized within the expected timeframes or might be less than projected; the requisite shareholder and regulatory approvals for the Merger might not be obtained; credit and interest rate risks associated with IBCP’s and TCSB’s respective businesses, customers, borrowings, repayment, investment, and deposit practices; general economic conditions, either nationally or in the market areas in which IBCP and TCSB operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks. Certain risks and important factors that could affect IBCP’s future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the SEC, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and IBCP undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Additional Information About the Proposed Merger

IBCP intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (SEC), which will include a prospectus relating to the IBCP shares to be issued in the Merger, a proxy statement for a shareholder meeting of TCSB at which shareholders will be asked to approve the Merger, and certain other documents regarding the proposed Merger. Before making any voting or investment decision, investors are urged to carefully read the entire registration statement and related documents filed with the SEC, when they become available, because they will contain important information about the proposed Merger. Investors will be able to obtain these documents free of charge at the SEC’s website at www.sec.gov or by  making a written request to Independent Bank Corporation, Attn: CFO, 4200 East Beltline Avenue NE, Grand Rapids, MI 49525, or by calling (616) 522-1765.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date: December 4, 2017	/s/ Robert N. Shuster
	By:	Robert N. Shuster
	Its:	Executive Vice President and
Chief Financial Officer